EXHIBIT 99.34 SERVICING AGREEMENT FOURTH AMENDMENT

         This FOURTH AMENDMENT TO SERVICING AGREEMENT (this "Amendment") is made and entered into as of the 1ST day of February, 2000, by and between RELIANCE ACCEPTANCE GROUP, INC., a Delaware corporation ("RAG") and AUTOFUND SERVICING, INC., a Texas corporation ("AFSI"). Capitalized terms not otherwise defined herein have the meaning set forth in the Servicing Agreement (as defined below).

RECITALS
         RAG has heretofore entered into a Servicing Agreement dated as of January 27,1999 (as the same may be further amended, modified or restated from time to time, the "Servicing Agreement"), with AFSI.

         RAG and AFSI desire to amend the original Servicing Agreement and all subsequent amendments to reflect changes in the Servicing Fee.

AGREEMENTS
         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good, fair and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         15. Schedule 4 attached to the Servicing Agreement is hereby amended to read in its entirety as set forth in Schedule 4 attached hereto.

         16. This Amendment shall be deemed entered into with and shall be governed by and interpreted in accordance with the laws (except for the conflict of law principles) of the State of Texas and the laws of the United States of America.

         17. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

         18. Except as modified hereby, all of the provisions of the Servicing Agreement are hereby ratified and confirmed and shall continue in full force and effect. This Amendment shall be binding upon, and shall inure to the benefit of, RAG and AFSI and each of their respective successors and permitted assigns.

         19. To induce RAG to enter into this Amendment, AFSI confirms that the representations and warranties of AFSI contained in the Servicing Agreement are true and correct on the date hereof.

                         (signatures on following page)

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the day and year first above written.



                                          AUTOFUND SERVICING, INC.,
                                          A Texas  corporation

                                          By:_________________________________
                                          Name:_______________________________
                                          Title:______________________________

                                                                        "AFSI"

                        RELIANCE ACCEPTANCE GROUP, INC.,
                             A Delaware corporation


                                          By:_________________________________
                                                   James T. Moran, President

                                                                        "RAG"

SCHEDULE 4



1. Each month during the term of this Servicing Agreement, RAG shall pay AFSI twenty-nine percent (29%) of the net collections and the Reimbursable Expenses on the proceeds from Sale of Security (automobiles) and the Monthly Disbursements from the Trustees for Chapter 13 Bankruptcy.


2. Each month during the term of this Servicing Agreement, RAG shall pay AFSI forty-five percent (45%) of the gross collections on the deficiency balance accounts. These accounts are defined as having the original security repossessed and liquidated or a decision made by RAG or AFSI on behalf of RAG to walk away from an impound or mechanic's lien situation due to a negative equity position.

3. Within, but not to exceed 120 days, these changes will be reviewed and, at that time, this agreement will be renewed or adjusted as agreed to by RAG and AFSI.














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